SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                February 16, 2004


                                 LONGPORT, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      33-75236                23-2715528
           --------                      --------                ----------
 (State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)             I.D. Number)

                         740 South Chester Road, Suite A
                         Swarthmore, Pennsylvania 19081
                         ------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (800) 284-6863


                                       N/A
                ------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER INFORMATION

     Effective February 16, 2004, the Registrant entered into an agreement (the "Agreement") with U.S. Medical Systems, Inc. ("U.S. Medical") pursuant to which the Registrant appointed U.S. Medical as a non-exclusive distributor of the Registrant's ultrasound scanner ("Scanner") in the United States. Upon the effective date of the Agreement, U.S. Medical tendered a $500,000 deposit to the Registrant for the purchase of 100 Scanners.

     Under the terms of the Agreement:

     1. U.S. Medical may purchase the exclusive right ("Exclusive Rights") to market Scanners in the United States solely in the "wound care market" (as defined in the Agreement) and subject to existing distribution agreements previously entered into by the Registrant, in exchange for a license payment of $525,000. The license payment must be tendered by U.S. Medical by May 16, 2004. The wound care market is defined as nursing homes, assisted care living facilities, rehabilitation centers and operating wound care centers.

     2. In order to maintain its Exclusive Rights, U.S. Medical must purchase at least 25 Scanners per month during the first year, 50 Scanners per month during the second year and at least 80 Scanners per month (for a total of at least 1,000 Scanners) during the third year.

     3. The Registrant may continue to sell its Scanners in the wound care market to its existing distributors, subject to the payment to U.S. Medical of a 1% royalty on gross sales.

     4. The Agreement is for a period of three years, subject to renegotiation by the parties of a subsequent agreement. If the parties fail to agree upon renewal terms, they are required to submit the matter to binding arbitration.

     5. At the end of each year of the three-year Agreement, the Registrant will issue to U.S. Medical between 1% and 5% of its outstanding common stock on a sliding scale basis if sales to U.S. Medical represent between 50% and 90% of the Registrant's total Scanner sales.

     6. Should U.S. Medical fail to meet its purchase requirements as set forth above, it would lose its Exclusive Rights but would still have the opportunity to act as a distributor of Scanners on a non-exclusive basis, should the Registrant allow it to do so.

     A copy of the Agreement has been filed as an Exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

         10.1     Press Release of the Registrant
         10.2     Agreement with U.S. Medical Systems, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LONGPORT, INC..
                                 (Registrant)


                                 By:  /s/ Michael Boyd
                                      ------------------------------------------
                                          Michael Boyd, Chief Executive Officer

Dated:  February 26, 2004